================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 22, 2004

                          MAXUS TECHNOLOGY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                     000-26337                 82-0514605
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)

--------------------------------------------------------------------------------
                  18300 Sutter Blvd.
                Morgan Hill, California                             95037
       (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (408) 782-2005


================================================================================

         This Current Report on Form 8-K/A (Amendment No. 1) supplements the information contained in the Current Report on Form 8-K previously filed with the Securities and Exchange Commission ("SEC") on August 2, 2004, relating to the stock exchange transaction by and between the registrant and the shareholders of UDT Korea Company, Limited, a Korean corporation, that occurred on July 22, 2004.

                  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         a. Financial Statements of the Business Acquired. The following audited financial statements of UDT Korea Company are hereby included as part of this report:

         Report of Independent Registered Public Accounting Firm.............F-1
         Balance Sheets......................................................F-2
         Statements of Operations............................................F-4
         Statements of Cash Flows............................................F-5
         Statements of Changes in Stockholders' Deficiency...................F-6
         Notes to Financial Statements.......................................F-7

         b. Interim Financial Information (Unaudited). The interim financial statements of UDT Korea Company, Limited are hereby included as part of this report.

         Interim Balance Sheets - June 30, 2004
             and December 31, 2003 ..........................................F-1
         Interim Statements of Operations for the six month period
             ended June 30, 2004.............................................F-3
         Interim Statements of Cash Flows for the six month period
             ended June 30, 2004 and June 30, 2003...........................F-4
         Interim Statements of Changes in Stockholders Deficiency
             for the six month period ended June 30, 2004 and year
             ended December 31, 2003.........................................F-5
         Condensed Notes to Consolidated Financial Statements................F-6



     c. Pro-Forma Financial Information (Unaudited). The required pro-forma financial information is hereby included as part of this report following the signature page hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                          MAXUS TECHNOLOGY CORPORATION



                                          By: /s/ James Ross
                                             -----------------------------------
                                             James Ross, Chief Financial Officer


DATED:  October 5, 2004

                               UDT KOREA CO., LTD.
                              FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2003 AND 2002
      Together With Report of Independent Registered Public Accounting Firm


                        (Amounts expressed in US Dollars)









                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm                        1

Balance Sheets as of December 31, 2003
and 2002                                                                   2 - 3

Statements of Operations for the years ended
December 31, 2003 and 2002                                                     4

Statements of Cash Flows for the years ended
December 31, 2003 and 2002                                                     5

Statements of Changes in Stockholders' Deficiency for the years ended          6
December 31, 2003 and 2002

Notes to Financial Statements                                             7 - 15

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of UDT Korea Co., Ltd.

We have audited the accompanying balance sheets of UDT Korea Co., Ltd. (incorporated in Korea) as at December 31, 2003 and 2002 and the related statements of operations, cash flows and stockholders' deficiency for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UDT Korea Co., Ltd. as at December 31, 2003 and 2002 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in accordance with generally accepted accounting principles in the United States of America.


                                                 "SCHWARTZ LEVITSKY FELDMAN LLP"

Toronto, Ontario, Canada
September 28, 2004
                                                           Chartered Accountants





1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663

UDT KOREA CO., LTD.
Balance Sheets
As of December 31, 2003 and 2002
(Amounts expressed in US Dollars)


                                                           2003           2002

                                                            $              $
                              ASSETS
CURRENT ASSETS

    Cash                                                    7,158            391
    Marketable and other securities                         6,711          6,744
    Accounts receivable (note 3)                           40,799        276,028
    Inventory  (note 4)                                     4,300         21,593
    Prepaid Expenses                                       67,673          1,067
    Other Assets                                              600          9,420
                                                        ---------      ---------


                                                          127,241        315,243


PROPERTY, PLANT AND EQUIPMENT  (note 5)                    66,422      1,531,789
                                                        ---------      ---------


                                                          193,663      1,847,032
                                                        =========      =========






    The accompanying notes are an integral part of these financial statements



APPROVED ON BEHALF OF THE BOARD

____________________________________ Director


____________________________________ Director

UDT KOREA CO., LTD.
Balance Sheets
As of December 31, 2003 and 2002
(Amounts expressed in US Dollars)


                                                          2003          2002

                                                           $             $

                            LIABILITIES
CURRENT LIABILITIES

    Accounts payable and accrued liabilities (note 7)     168,662       218,990
    Short Term Borrowings (note 6)                        294,964       326,572
    Loans from Shareholders (note 11)                     117,065       154,324
                                                       ----------    ----------

                                                          580,691       699,886

LONG-TERM DEBT  (note 8)                                        0     1,096,525
ACCRUED SEVERANCE EXPENSE S (note 9)                       13,426         8,657
OTHER LONG TERM LIABILITIES                                16,779          --
                                                       ----------    ----------


                                                          610,895     1,805,068
                                                       ----------    ----------


COMMITMENTS AND CONTINGENCIES (note 15)

                     STOCKHOLDERS' DEFICIENCY

CAPITAL STOCK (note 13)                                   293,624       252,887
ADDITIONAL PAID-IN CAPITAL                                167,785
ACCUMULATED OTHER COMPREHENSIVE LOSS                       (9,079)      (10,350)

DEFICIT                                                  (869,562)     (200,573)
                                                       ----------    ----------

                                                         (417,232)       41,964
                                                       ----------    ----------

                                                          193,663     1,847,032
                                                       ==========    ==========




    The accompanying notes are an integral part of these financial statements

UDT KOREA CO., LTD.
Statements of Operations
For the years ended December 31, 2003 and 2002
(Amounts expressed in US Dollars)


                                                           2003          2002
                                                            $             $


SALES                                                   2,073,826     1,362,988

    Cost of sales                                       1,494,538     1,368,312
                                                       ----------    ----------


GROSS PROFIT (LOSS)                                       579,288        (5,324)
                                                       ----------    ----------

OPERATING EXPENSES

    General and administrative expenses                   644,092       201,275
    Long-term debt interest                                51,209        52,918
    Amortization                                          175,560        66,891
    Loss on sale of property plant and equipment          366,951          --
                                                       ----------    ----------

                                                        1,237,812       321,084
                                                       ----------    ----------


LOSS BEFORE INCOME TAX                                   (658,524)     (326,408)

INCOME TAXES (note 10)                                     10,465        11,907
                                                       ----------    ----------

NET LOSS                                                 (668,989)     (338,315)
                                                       ==========    ==========


Net loss per share, basic and diluted                      (10.00)        (9.88)
                                                       ==========    ==========


Weighted average common shares outstanding                 66,878        34,250
                                                       ==========    ==========




    The accompanying notes are an integral part of these financial statements


UDT KOREA CO., LTD.
Statements of Cash Flows
For the years ended December 31, 2003 and 2002
(Amounts expressed in US Dollars)




                                                                       2003          2002
                                                                        $             $
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                         (668,989)     (338,315)
    Adjustments for items not affecting cash
         Amortization                                                 175,560        66,891
         Retirement and severance benefits                              4,812         8,232
         Bad debt expense                                             243,042          --
         Loss on disposal of property, plant and equipment            366,951          --
         Gain on foreign exchange translation                            --         (45,290)
         (Increase) decrease in accounts receivable                    (9,041)      285,967
         (Increase) decrease in other current assets                    8,778        (1,397)
         Decrease in inventory                                         17,196        47,342
         (Increase) decrease in prepaid expenses                      (66,637)       16,650
         Increase (decrease) in accounts payable and accrued
         liabilities                                                  (49,300)      (23,580)
                                                                   ----------    ----------


    Net cash provided (used in) operating activities                   22,372        16,500
                                                                   ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
         Proceeds from disposal of property, plant and equipment      913,530          --
         Purchase of property, plant and equipment                       --      (1,456,861)
         Decrease in short-term financial instruments                    --          30,231
                                                                   ----------    ----------

    Net cash provided by (used in) investing activities               913,530    (1,426,630)
                                                                   ----------    ----------


CASH FLOWS FROM FINANCING ACTIVITIES

         Decrease in short-term borrowings                            (30,058)       (7,205)
         Proceeds from (repayment of) loans to shareholders           (36,535)      143,432
         Proceeds from (repayment of) long-term debt               (1,091,711)    1,088,001
         Increase in other long-term liabilities                       16,785          --
         Issuance of Capital Stock                                    208,522       185,567
                                                                   ----------    ----------

    Net cash provided by (used in) financing activities              (932,997)    1,409,795
                                                                   ----------    ----------

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES                        3,867            18
                                                                   ----------    ----------

NET INCREASE (DECREASE) IN CASH                                         6,772          (317)

    Cash, beginning of year                                               391           708
                                                                   ----------    ----------


CASH, END OF PERIOD                                                     7,158           391
                                                                   ==========    ==========


INCOME TAXES PAID                                                      10,465        11,907
                                                                   ==========    ==========

INTEREST PAID                                                          51,209        52,918
                                                                   ==========    ==========



   The accompanying notes are an integral part of these financial statements.


UDT KOREA CO., LTD.
Statements of Changes in Stockholders' Deficiency
For the years ended December 31, 2003 and 2002
(Amounts expressed in US dollars)




                                          Common                                                                       Accumulated
                                           Stock          Common      Additional        Retained                             Other
                                       Number of           Stock         Paid-In        Earnings    Comprehensive    Comprehensive
                                          Shares          Amount         Capital       (Deficit)             Loss             Loss
                                   -------------   -------------   -------------   -------------    -------------    -------------
                                                            $               $               $                $                $
Balance as of December 31, 2001           13,700          67,320            --           137,742             --            (10,350)

    Issuance of shares                    46,300         185,567            --              --               --               --
    Foreign currency translation            --              --              --              --
    Net loss for the year                   --              --              --          (338,315)        (338,315)            --

                                   -------------   -------------   -------------   -------------    -------------    -------------
Balance as of December 31, 2002           60,000         252,887            --          (200,573)        (338,315)         (10,350)
                                   =============   =============   =============   =============    =============    =============

    Issuance of shares                    10,000          40,737         167,785            --               --               --
    Foreign currency translation            --              --              --              --              1,271            1,271
    Net loss for the year                   --              --              --          (668,989)        (668,989)            --
                                   -------------   -------------   -------------   -------------    -------------    -------------

Balance as of December 31, 2003           70,000         293,624         167,785        (869,562)        (667,718)          (9,079)
                                   =============   =============   =============   =============    =============    =============
















    The accompanying notes are an integral part of these financial statements

UDT KOREA CO., LTD.
Notes to Financial Statements
December 31, 2003 and 2002
(Amounts expressed in US Dollars)



1.   General

     a)   Background information

          UDT Korea Co., Ltd. (the "Company") was incorporated in 1996 to reuse and refine waste electronic goods. The Company's head office and manufacturing plant are located in Ansan-City Korea.

     b)   Business risk

          In common with certain other Asian countries, the economic environment in the Republic of Korea continues to be volatile. In addition, the Korean government and the private sector continue to implement structural reforms to historical business practices including corporate governance. The Company's operating plans call for obtaining certain amounts of short-term financing during the year. If such financing is not available, the Company may be required to make significant changes to its operating plans. The accompanying financial statements reflect management's assessments of the impact of the economic environment on the financial position and the results of operations of the Company. Actual results could differ materially from management's current assessment.

     c)   Management's plans to mitigate certain adverse financial conditions

          As at year-end, there were certain indicators in the financial statements of adverse financial conditions. These include:

          i.   Recurring operating losses
          ii.  Stockholders' deficiency
          iii. Working capital deficiency

          Management has initiated certain plans subsequent to the year-end, which it believes will mitigate and alleviate these adverse conditions and events including:

          i.   Expansion of recycling business in Asia
          ii.  Greater supply of material from its Parent
          iii. Injection of cash from the parent company

          In addition the Company's interim unaudited financial statements for the six months ended June 2004 reported an operating profit


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)   Basis of Accounting

          The accounts of the Company are maintained on the accrual basis of accounting.

UDT KOREA CO., LTD.
Notes to Financial Statements
December 31, 2003 and 2002
(Amounts expressed in US Dollars)



     c)   Cash and Cash Equivalents

          Cash and cash equivalents at December 31, 2003 and 2002 consist of cash balances and certificates of deposit with an initial term of less than three months. For purposes of the statement of cash flows, the Company considers short-term financial instruments with an original maturity of three months or less to be cash equivalents.

     d)   Marketable and other securities

          At December 31, 2003 and 2002, all of the Company's investment in marketable securities were classified as available-for-sale and were carried at fair market value, which approximated cost. Fair market value is based on quoted market prices on the last day of the year. The cost of the security is based upon the specific identification method.


     d)   Fair Value of Financial Instruments

          The carrying amounts of the Company's marketable securities, accounts receivable and accounts payable and accrued liabilities approximates their fair values because of the short maturity of these instruments.

     e)   Inventory

          Inventory is recorded at the lower of cost and fair market value. Cost is determined on the first-in first-out basis and consists of various telecommunications equipment and scrap components.

     f)   Long Term Financial Instruments

          The fair value of each of the Company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company's current borrowing rate for similar instruments of comparable maturity would be.

          It is of the management's opinion that the Company is not exposed to significant interest rate risk, credit risk or currency risks arising from these financial instruments

     g)   Allowance for Doubtful Accounts

          Allowance for doubtful accounts is estimated based on an analysis of individual accounts and past experience of collection of accounts receivable, notes receivable and other receivables.

     h)   Inventories

          Inventories are stated at the lower of cost and market. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated selling costs. The cost of inventories is determined by the moving-average method.

UDT KOREA CO., LTD.
Notes to Financial Statements
December 31, 2003 and 2002
(Amounts expressed in US Dollars)




     i)   Property Plant and Equipment

          Property, plant and equipment are recorded at cost. Significant additions or improvements extending useful lives of assets are capitalized. However, normal maintenance and repairs are charged to expense when incurred.

          Amortization is computed by the declining-balance method (except for amortization of buildings which is computed by the straight-line method) using rates based on useful lives of the respective assets as follows:

          Buildings                                         20 years
          Machinery and equipment                            5 years
          Vehicles                                           5 years
          Furniture and fixtures                             5 years

     j)   Accrued Severance expenses

          Employees who have been with the company for more than one year are entitled to lump-sum payments based on current rates of benefit and length of service when they leave the company. The company's estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets.

     k)   Revenue Recognition

          The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

     l)   Income Taxes

          Income taxes are accounted  for under the asset and liability  method.
          Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

     m)   Use of Estimates

          The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires management to make certain estimates and assumptions. These affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates made.

UDT KOREA CO., LTD.
Notes to Financial Statements
December 31, 2003 and 2002
(Amounts expressed in US Dollars)




     n)   Foreign Currency Translation

          The Company maintains their books and records in Korean won (the functional currency). The financial statements are converted to US dollars (the reporting currency) as the Company has elected to report in US dollars. The translation method used is the current rate method which is the method mandated by SFAS 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholder's equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

          Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive loss

     o)   Comprehensive Income

          The Company has adopted SFAS No. 130 "Reporting Comprehensive Income". This standard requires companies to disclose comprehensive income in their financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments.

     p)   Long-Lived Assets

          The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which has been superseded by SFAS No. 144. SFAS No. 144 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management used its best estimate of the undiscounted cash flows to evaluate the carrying amount and have determined that no impairment has occurred.

     q)   Concentrations of Credit Risks

          The Company's receivables are unsecured. Currently, the Company's customers are primarily local and international companies. The Company's receivables do not represent significant concentrations of credit risk as at December 31, 2003, due to the wide variety of customers, markets and geographic areas to which the Company's products are sold.

     r)   Earnings or Loss Per Share

          The Company has adopted FAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings
          (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

UDT KOREA CO., LTD.
Notes to Financial Statements
December 31, 2003 and 2002
(Amounts expressed in US Dollars)




     s)   Recent Pronouncements

          SFAS No. 145 - Rescission of FASB Statements No.4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 updates, clarifies and simplifies existing accounting pronouncements. SFAS 145 rescinds Statement No.4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses because Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement No. 44 is no longer necessary.

          SFAS No. 146 - Accounting for Cost Associated with Exit or Disposal Activities. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by Emerging Issues Task Force ("EITF") Issue No. 94-3. SFAS 146 replaces EITF94-3. The Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

          SFAS No.147 - Acquisition of certain Financial Institutions, an amendment of SFAS 72 and 144 and SFAS interpretation number 9 issued October 2002 and relates to acquisitions of financial institutions.

          SFAS No. 148 - Accounting for Stock Based Compensation-Transition and Disclosure, an amendment of SFAS 123 issued December 2002 and permits two additional transition methods for entities that adopt the fair value based method of accounting for stock based employee compensation to avoid the ramp-up effect arising from prospective application. This statement also improves the prominence and clarity of the pro-forma disclosures required by SFAS 123.

          SFAS No. 149 - Amendment of statement 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB 133 accounting for derivative instruments and hedging activities.

          SFAS No. 150- Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

          The Company believes that the above standards do not have a material impact on its financial position, results of operations or cash flows.

UDT KOREA CO., LTD.
Notes to Financial Statements
December 31, 2003 and 2002
(Amounts expressed in US Dollars)



3)   ACCOUNTS RECEIVABLE                                       2003        2002

                                                                $           $

     Accounts receivable                                     726,890     721,302
     Less:  Allowance for doubtful accounts                  686,091     445,274
                                                           ---------   ---------

                                                              40,799     276,028
                                                           =========   =========

     The Company carries accounts receivable at the amounts it deems to be collectible. Accordingly, the Company provides allowances for accounts receivable it deems to be uncollectible based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts receivable that becomes uncollectible could differ from those estimated.


4)   INVENTORY

     Inventory consists primarily of electronic components and used computers and accessories.


5)   PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment as of December 31, 2003 and 2002 are summarized as follows:


                                                               2003       2002
                                                                $          $

     Land                                                          0     556,352
     Building                                                      0     527,303
     Machinery & Equipment                                     8,134     373,164
     Furniture & Fixtures                                    114,426     114,839
     Vehicles                                                 38,219      38,403
                                                           ---------   ---------
                                                             160,779   1,610,061


     Less Accumulated Amortization                            94,221      78,272
                                                           ---------   ---------

                                                              66,422   1,531,789
                                                           =========   =========


6)   SHORT TERM BORROWINGS

     Short term borrowings as of December 31, 2003 and 2002 are summarized as follows:

                                                              2003       2002
                                                               $          $
           Local Currency Loans:
           Woori Bank                      8.56%              98,655      98,981
           Hana Bank                       8.27%              41,946      42,148
           Koram Bank                      7.5-8.0%          154,362     185,443
                                                           ---------   ---------
                                                             294,963     326,572
                                                           =========   =========

     Short term borrowings are related to Korean government sponsored bank loans related to equipment and working capital and are renewed on a yearly basis

UDT KOREA CO., LTD.
Notes to Financial Statements
December 31, 2003 and 2002
(Amounts expressed in US Dollars)



7)   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities are comprised of the following:

                                                             2003         2002

                                                              $            $

     Trade payables                                         122,159      197,528
     Accrued liabilities                                     46,503       72,636
                                                         ----------   ----------

                                                            168,662      218,990
                                                         ==========   ==========


8)   LONG TERM DEBT

     Long-term debt as of December 31, 2003 and 2002 are summarized as follows:

                                                             2003         2002

                                                              $            $

Korea Development Bank 8.27%                                      0      953,223
Koram Bank  7.5 to 8%                                             0      143,302
                                                         ----------   ----------
                                                                  0    1,096,525
                                                         ==========   ==========


     Long term debt was related to  borrowings  on a building  which was sold in
     2003


9)   ACCRUED SEVERANCE EXPENSES

     Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of benefit and length of service when they leave the company. The company's estimated liability under the plan which would be payable if all employees left on the balance sheet date are summarized as follows:

                                                             2003         2002

                                                              $            $
     Total estimated severance benefits
     liability at beginning of the year                       8,616         --
     Provision for the year                                   4,810        8,657
                                                         ----------   ----------
     Total estimated severance benefits
     liability at end of the year                            13,426        8,657
                                                         ==========   ==========

UDT KOREA CO., LTD.
Notes to Financial Statements
December 31, 2003 and 2002
(Amounts expressed in US Dollars)



10)  INCOME TAXES

     a) The Company is subject to income taxes based on taxable income, which result from the following normal tax rates.

          Taxable Earnings                          Normal Tax Rate
          ----------------                          ---------------
          Up to 83,893                                   16.5%
          Over 83,893                                    29.7%

     b) The Company does not record deferred income tax assets on its accumulated losses due to improbability of realization. There are presently no tax losses available for carry forward.


11)  LOANS FROM SHAREHOLDERS

     Loans from the shareholders have no fixed terms of repayment


12)  RELATED PARTY TRANSACTIONS

     Major balances and transactions with related companies as of December 31, 2003 and 2002 and for years then ended are summarized as follows (Remetech is a shareholder of the Company):

     a)   December 31,2003

                        Due from   Due to   Sales to   Purchases    Other
                                                       From         Transactions
       Remetech Ltd.      67,114             37,344      14,018       1,222,940

     b)   December 31,2002

                        Due from   Due to   Sales to   Purchases    Other
                                                       From         Transactions
       Remetech Ltd.               25,289    553,678    638,001

13)  CAPITAL STOCK

     a)   Authorized

     1,000,000 Common Shares,  $5,000 Korean Won par value  (approximately $4.20
     US)

     b)   Issued                                             2003         2002

                                                              $            $

          70,000 Common Shares (60,000 in 2002)             293,624      252,887
                                                         ==========   ==========

UDT KOREA CO., LTD.
Notes to Financial Statements
December 31, 2003 and 2002
(Amounts expressed in US Dollars)



     c)   Changes to Issued Share Capital

          i) During the year ended December 31, 2002, the company issued 46,300 Common shares for cash consideration of $185,567
          ii) During the year ended December 31, 2003 the company issued 10,000 Common shares for cash consideration of $208,522

14)  COMPREHENSIVE LOSS

           The components of comprehensive loss are as follows:

                                                           2003          2002

                                                            $             $

     Net loss                                            (668,989)     (338,315)
     Foreign currency translation                          (1,271)         --
                                                       ----------    ----------

     COMPREHENSIVE LOSS                                  (670,260)     (338,315)
                                                       ==========    ==========


     The accumulated other comprehensive loss of the Company consists solely of foreign exchange translation adjustments.


15)  COMMITMENTS AND CONTIGENCIES

     a) Short term financial instruments amounting to approx $6,711 are pledged as collateral for short-term borrowings as of December 31, 2003.
     b) Property, plant and equipment amounting to $1,410 are pledged as collateral for short-term and long-term debt as of December 31,2003
     c) The guarantee provided by a third party for the company's short-term borrowings and long-term debt as of December 31, 2003 and 2002 amounts to $246,644 and $385,231 respectively.

                               UDT KOREA Co., LTD.
                          INTERIM FINANCIAL STATEMENTS

                                  June 30, 2004

                        (Amounts expressed in US Dollars)
                                   (Unaudited)


                                TABLE OF CONTENTS



Interim Balance Sheets as of June 30, 2004 and December 31, 2003           1 - 2

Interim Statements of Operations for the six month period ended
June 30, 2004 and June 30, 2003                                                3

Interim Statements of Cash Flows for the six month period ended
June 30, 2004 and June 30, 2003                                                4

Interim Statements of Changes in Stockholders' Deficiency for the
Six months ended June 30, 2004 and the year ended December 31, 2003            5

Condensed Notes to Consolidated Financial Statements                         6-7

UDT KOREA Co., LTD.
Interim Balance Sheets
As of June 30, 2004 and December 31, 2003
(Amounts expressed in US Dollars)
(Unaudited)


                                            June 30, 2004      December 31, 2003

                                                      $                      $
                              ASSETS
CURRENT ASSETS

    Cash                                            2,957                  7,158
    Marketable and other securities                 6,920                  6,711
    Accounts receivable                            33,399                 40,799
    Inventory                                      30,304                  4,300
    Prepaid Expenses                              161,820                 67,673
    Other Assets                                   18,703                    600
                                               ----------             ----------

                                                  254,103                127,241

PROPERTY, PLANT AND EQUIPMENT                      53,046                 66,422
                                               ----------             ----------


                                                  307,149                193,663
                                               ==========             ==========










            See condensed notes to the interim financial statements.



APPROVED ON BEHALF OF THE BOARD

____________________________________ Director

____________________________________ Director

UDT KOREA Co., LTD.
Interim Balance Sheets
As of June 30, 2004 and December 31, 2003
(Amounts expressed in US Dollars)
(Unaudited)




                                            June 30, 2004      December 31, 2003

                                                      $                      $

                            LIABILITIES
CURRENT LIABILITIES

    Accounts payable and accrued liabilities      284,957               168,662
    Short Term Borrowings                         277,048               294,964
    Loans from Shareholders                        76,669               117,065
                                               ----------              --------

                                                  638,674               580,691

ACCRUED SEVERANCE EXPENSES                         23,671                13,426

OTHER LONG TERM LIABILITIES                        17,301                16,779
                                               ----------              --------


                                                  679,646               610,895
                                               ----------              --------




                     STOCKHOLDERS' DEFICIENCY

CAPITAL STOCK                                     293,624               293,624

ADDITIONAL PAID-IN-CAPITAL                        167,785               167,785

DEFICIT                                          (812,308)             (869,562)

ACCUMULATED OTHER COMPREHENSIVE LOSS              (21,598)               (9,079)
                                               ----------              --------


                                                 (372,497)             (417,232)
                                               ----------              --------


                                                  307,149               193,663
                                               ==========              ========




            See condensed notes to the interim financial statements.

UDT KOREA Co., LTD.
Interim Statements of Operations
For the six months periods ended June 30, 2004 and June 30, 2003
(Amounts expressed in US Dollars)
(Unaudited)

                                                   Six Months      Six Months
                                                      ended           ended
                                                  June 30, 2004   June 30,2003
                                                            $              $


SALES                                                 1,506,467       1,272,519

    Cost of sales                                       895,948         945,990
                                                  -------------   -------------

GROSS PROFIT                                            610,519         326,528
                                                  -------------   -------------


OPERATING EXPENSES

    General and administrative expenses                 524,807         160,685
    Long-term debt interest                              13,141          34,441
    Amortization                                         15,317         132,354
                                                  -------------   -------------


                                                        553,265         327,480
                                                  -------------   -------------



EARNINGS (LOSS) BEFORE TAXES                             57,254            (952)



INCOME TAX RECOVERY                                           0          (1,096)
                                                  -------------   -------------


NET EARNINGS                                             57,254             144
                                                  =============   =============



Net Earnings per share, basic and diluted                  0.82            0.00
                                                  =============   =============


Weighted average common shares outstanding               70,000          63,736
                                                  =============   =============




         See condensed notes to the interim financial statements.


UDT KOREA Co., LTD.
Interim Statement of Cash Flows
For the six month periods ended June 30, 2004 and June 30, 2003
(Amounts expressed in US Dollars)
(Unaudited)
                                                                Six months       Six Months
                                                                   Ended            Ended
                                                               June 30, 2004    June 30, 2003
                                                                         $                $

CASH FLOWS FROM OPERATING ACTIVITIES
    Net Earnings                                                      57,254              144
Adjustments for items not affecting cash
         Amortization                                                 15,317          132,354
         Bad Debt Expense                                            350,149             --
         Decrease (Increase) in Other Current Assets                 (17,176)           3,386
         (Increase) decrease in accounts receivable                 (341,550)         120,216
         Increase in inventory                                       (25,656)        (286,555)
         Increase in prepaid expenses                                (92,040)         (10,125)
         Increase (decrease) in accounts payable and accrued
         liabilities                                                 110,127          (12,773)
         Increase in severance benefits                                9,746            2,379
                                                               -------------    -------------

    Net cash provided by (used in) operating activities               66,171          (50,974)
                                                               -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of property and equipment                               --           (234,012)
                                                               -------------    -------------

    Net cash used in investing activities                               --           (234,012)
                                                               -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES

    Proceeds from issuance of capital stock                             --            208,522
    Increase (Decrease) in short term borrowings                     (26,878)         163,397
    Repayment of loans to shareholders                               (43,678)        (122,393)
    Proceeds from long-term debt                                        --             38,597
                                                               -------------    -------------

    Net cash used in financing activities                            (70,556)         288,123

                                                               -------------    -------------
EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES                         184           (7,386)
                                                               -------------    -------------

NET DECREASE IN CASH                                                  (4,201)          (4,249)

    Cash, beginning of year                                            7,158            6,772
                                                               -------------    -------------

CASH, END OF PERIOD                                                    2,957            2,523
                                                               =============    =============

INCOME TAXES PAID                                                        NIL              NIL
                                                               =============    =============

INTEREST PAID                                                         13,141           34,441
                                                               =============    =============

            See condensed notes to the interim financial statements.


UDT KOREA Co., LTD.
Interim Statements of Changes in Stockholders' Deficiency
For the six months period ended June 30, 2004 and the year ended June 30, 2003
(Amounts expressed in US dollars)
(Unaudited)




                                          Common                                                                       Accumulated
                                           Stock          Common      Additional                                             Other
                                       Number of           Stock         Paid-In                    Comprehensive    Comprehensive
                                          Shares          Amount         Capital         Deficit    Income (Loss)             Loss
                                   -------------   -------------   -------------   -------------    -------------    -------------
                                                             $               $               $                $                $
Balance as of December 31, 2002           60,000         252,887            --          (200,573)            --            (10,350)

    Issuance of shares                    10,000          40,737         167,785            --               --               --
    Foreign currency translation            --              --              --              --              1,271            1,271
    Net loss for the year                   --              --              --          (668,989)        (668,989)            --
                                   -------------   -------------   -------------   -------------    -------------    -------------


Balance as of December 31, 2003           70,000         293,624         167,785        (869,562)        (667,718)          (9,079)
                                   =============   =============   =============   =============    =============    =============

    Foreign currency translation            --              --              --              --            (12,519)         (12,519)
    Net earnings for the period             --              --              --            57,254           57,254             --
                                   -------------   -------------   -------------   -------------    -------------    -------------

Balance as of June 30, 2004               70,000         293,624         167,785        (812,308)          44,735          (21,598)
                                   =============   =============   =============   =============    =============    =============
















                See condensed notes to the financial statements.

UDT KOREA Co., LTD
Condensed Notes to Interim Financial Statements
June 30, 2004
(Amounts expressed in US Dollars)
(Unaudited)

1.   NOTES TO INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited interim financial statements not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation) have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. Interim financial statements should be read in conjunction with the Company's annual audited financial statements.

2.   GENERAL

     (a)  Background Information

          UDT Korea Co., Ltd. (the "Company") was incorporated in 1996 to reuse and refine waste electronic goods. The Company's head office and manufacturing plant are located in Ansan-city, Korea.

     (b)  Business risk

          In common with certain other Asian countries, the economic environment in the Republic of Korea continues to be volatile. In addition, the Korean government and the private sector continue to implement structural reforms to historical business practices including corporate governance. The Company's operating plans call for obtaining certain amounts of short-term financing during the year. If such financing is not available, the Company may be required to make significant changes to its operating plans. The accompanying financial statements reflect management's assessments of the impact of the economic environment on the financial position and the results of operations of the Company. Actual results could differ materially from management's current assessment.

     c)   Management's plans to mitigate certain adverse financial conditions

          As at year-end, there were certain indicators in the financial statements of adverse financial conditions. These include:

          i.   Recurring operating losses
          ii.  Stockholders' deficiency
          iii. Working capital deficiency

          Management has initiated certain plans subsequent to the year-end, which it believes will mitigate and alleviate these adverse conditions and events including:

          i.   Expansion of recycling business in Asia
          ii.  Greater supply of material from its Parent
          iii. Injection of cash from the parent company 6

3.   COMMITMENTS AND CONTINGENCIES

     (a) Short-term financial instruments amounting to approximately $7,000 are pledged as collateral for short-term borrowings as of June 30, 2004 and December 31, 2003.

     (b) The guarantee provided by a third party for the Company's short-term borrowings as of June 30, 2004 and December 31, 2003 amounts to approximately $254,000

                          MAXUS TECHNOLOGY CORPORATION.
                        (formerly Medinex Systems, Inc.)

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  May 31, 2004

                        (Amounts Expressed in US Dollars)

                                   (Unaudited)



                                TABLE OF CONTENTS


Pro-forma Consolidated Balance Sheets                                        1-2

Pro-forma Consolidated Statements of Operations                                3

Notes to Pro-forma Consolidated Financial Statements                         4-5


MAXUS TECHNOLOGY CORPORATION
(formerly Medinex Systems, Inc.)
Pro-Forma Consolidated Balance Sheets
As of May 31, 2004
(Unaudited)
(Amounts Expressed in US Dollars)


                                                                        Proforma        Proforma
                                           Maxus           UDT          Adjustments     Consolidated
                                                                        Note 3
                                               $              $                 $               $
                              ASSETS

CURRENT ASSETS

    Cash                                    197,436          2,957              --           200,393
    Marketable and other securities             924          6,920              --             7,844
    Accounts receivable                     584,048         33,399   b)     (103,780)        513,667
    Income tax recoverable                    6,631           --                --             6,631
    Inventory                               135,662         30,304              --           165,966
    Prepaid expenses                         33,640        161,820              --           195,460
    Other Assets                               --           18,703              --            18,703
                                       ------------   ------------      ------------    ------------
                                            958,341        254,103          (103,780)      1,108,664

LOAN RECEIVABLE                              10,238           --                --            10,238

GOODWILL                                       --             --     a)    1,422,497       1,422,497


PROPERTY, PLANT AND
EQUIPMENT                                 1,139,010         53,046              --         1,192,056
                                       ------------   ------------      ------------    ------------

                                          2,107,589        307,149         1,318,717       3,733,455
                                       ============   ============      ============    ============


MAXUS TECHNOLOGY CORPORATION
(formerly Medinex Systems, Inc.)
Pro-Forma Consolidated Balance Sheets
As of May 31, 2004
(Unaudited)
(Amounts Expressed in US Dollars)
                                                                          Proforma        Proforma
                                            Maxus           UDT           Adjustments     consolidated
                                                                          Note 3
                        LIABILITIES

CURRENT LIABILITIES

    Bank indebtedness                        506,048            --                --           506,048
    Accounts payable and
    Accrued liabilities                      429,722         284,957   b)     (103,780)        610,899
    Current portion of long-term debt         64,054            --                --            64,054
    Deferred Revenue                          56,660            --                --            56,660
    Promissory Notes                         503,532            --                --           503,532
    Short Term Borrowings                       --           277,048              --           277,048
    Loans from shareholders                     --            76,669              --            76,669
                                        ------------    ------------      ------------    ------------
                                           1,560,016         638,674          (103,780)      2,094,910

LONG-TERM DEBT                               607,488            --                --           607,488

DUE TO RELATED CORPORATIONS                  880,780            --                --           880,780

ACCRUED SEVERANCE EXPENSES                      --            23,671              --            23,671

CONVERTIBLE PROMISSORY NOTE                  170,000            --                --           170,000

OTHER LONG TERM LIABILITIES                     --            17,301              --            17,301
                                        ------------    ------------      ------------    ------------

                                           3,218,284         679,646          (103,780)      3,794,150
                                        ------------    ------------      ------------    ------------


MINORITY INTEREST                               --              --     c)       14,314          14,314
                                        ------------    ------------      ------------    ------------
    STOCKHOLDERS' DEFICIENCY

CAPITAL STOCK                                217,907         293,624   a)     10,000         227,907
                                                --              --     a)     (293,624)           --
ADDITIONAL PAID-IN-CAPITAL                   438,097         167,785   a)    1,040,000       1,478,097

                                                --              --     a)     (167,785)           --
ACCUMULATED OTHER
    COMPREHENSIVE LOSS                       (48,065)        (21,598)  a)       21,598         (48,065)

DEFICIT                                   (1,718,634)       (812,308)  a)      812,308      (1,732,948)
                                                --              --     c)      (14,314)           --
                                        ------------    ------------      ------------    ------------
                                          (1,110,695)       (372,497)        1,408,183         (75,009)
                                        ------------    ------------      ------------    ------------

                                           2,107,589         307,149         1,318,717       3,733,455
                                        ============    ============      ============    ============


MAXUS TECHNOLOGY CORPORATION
(formerly Medinex Systems, Inc.)
Pro-Forma Consolidated Statements of Operation
For the six month period ended May 31, 2004
(Unaudited)
(Amounts Expressed in US Dollars)


                                                                            Proforma        Proforma
                                                Maxus            UDT        Adjustments     Consolidated
                                                                            Note 3
                                                      $               $              $               $
                                             ------------    ------------     ------------    ------------

SALES                                           2,902,519       1,506,467  b)     (592,766)      3,816,220

COST OF SALES                                   1,757,737         895,948  b)     (474,213)      2,179,472
                                             ------------    ------------     ------------    ------------
GROSS PROFIT                                    1,144,782         610,519         (118,553)      1,636,748
                                             ------------    ------------     ------------    ------------


OPERATING EXPENSES


General and administrative
expenses                                        1,861,144         524,807             --         2,385,951
Long-term debt interest                            44,880          13,141             --            58,021
Amortization                                       69,969          15,317             --            85,286
                                             ------------    ------------     ------------    ------------

                                                1,975,993         553,265             --         2,529,258
                                             ------------    ------------     ------------    ------------

LOSS FROM OPERATIONS                             (831,211)         57,254         (118,553)       (892,510)

Minority Interest                                    --              --    c)      (14,314)        (14,314)
                                             ------------    ------------     ------------    ------------

NET LOSS                                         (831,211)         57,254         (132,867)       (906,824)
                                             ============    ============     ============    ============

Net Loss per share, basic and diluted                                                         $      (0.04)
                                                                                              ============

Weighted average common shares outstanding                                                      22,790,650
                                                                                              ============

MAXUS TECHNOLOGY CORPORATION.
(formerly Medinex Systems, Inc.)
Notes to Pro-Forma Consolidated Financial Statements
May 31, 2004
(Unaudited)
(Amounts Expressed in US Dollars)




1.   Acquisition

     Effective July 1, 2004 Maxus Technology Corporation (Maxus) acquired 75% of the issued and outstanding shares of UDT Korea Co., Ltd. (UDT) for 1,000,000 common shares of Maxus common stock.


2.   Pro-forma Financial Statements


     The unaudited pro-forma consolidated financial statements are provided for information purposes only and do not purport to represent what the consolidated financial statements and results of operations would have been had the acquisition and recapitalization in fact occurred on the dates indicated. The following unaudited pro-forma consolidated balance sheets represent the financial position of Maxus as of May 31,2004 and UDT Korea as of June 30, 2004. The unaudited pro-forma consolidated statements of operations give effect to the proposed acquisition of by Maxus of UDT for the period ended May 31, 2004 assuming the merger occurred in the earliest period. The unaudited pro-forma consolidated financial statements are presented for illustrative purposes only. The pro-forma adjustments are based upon available information and assumptions that management believes are reasonable.



3.   Pro-forma Adjustments

     a) To record acquisition of 75% of the issued and outstanding stock of UDT through the issuance of 1,000,000 common shares of Maxus at a fair value of $1.05 per share resulting in Goodwill of $1,422,497
     b)   To eliminate inter-company sales and related receivables and payables
     c)   To record minority interest


MAXUS TECHNOLOGY CORPORATION.
(formerly Medinex Systems, Inc.)
Notes to Pro-Forma Consolidated Financial Statements
May 31, 2004
(Unaudited)
(Amounts Expressed in US Dollars)




4.   CAPITAL STOCK

      Authorized

      10,000,000 Preferred stock, $0.01 par value
      100,000,000 Common stock, $0.01 par value

                                                    Number of         Capital Stock     Additional
                                                    Common shares     Amount            Paid-in Capital
                                                    ---------------   ---------------   ---------------

     Balance, prior to pro-forma adjustments             21,790,650           217,907           438,097
     Pursuant to acquisition of UDT                       1,000,000            10,000         1,040,000
                                                    ---------------   ---------------   ---------------


     Balance, subsequent to pro-forma adjustments        22,790,650           227,907         1,478,097
                                                    ===============   ===============   ===============